UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADMINISTAFF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Paul J. Sarvadi
Chairman of the Board
and Chief Executive Officer
March 28, 2008
Dear Stockholder:
On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 6, 2008 at 3:00 p.m.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.
You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2007 Annual Report to Stockholders is also enclosed with these materials.
Your interest in Administaff is appreciated, and we look forward to seeing you on May 6th.
Sincerely,

Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2008
Kingwood, Texas
     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in the Auditorium in Centre I, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 6, 2008 at 3:00 p.m. (Central Daylight Saving Time), for the following purposes:
1.	To elect three Class I directors to serve until the 2011 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To approve the Administaff, Inc. 2008 Employee Stock Purchase Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2008.

4.	To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 6, 2008: A full set of all proxy materials is enclosed with this Notice.
Additionally, the Company’s Proxy Statement, Annual Report and other proxy materials are available at http://www.administaff.com/AnnualMeeting.
     Only stockholders of record at the close of business on March 7, 2008 are entitled to notice of, and to vote at, the meeting.
     It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Daniel D. Herink
Vice President of Legal, General Counsel and Secretary
March 28, 2008
Kingwood, Texas

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
ADMINISTAFF, INC.
TO BE HELD ON TUESDAY, MAY 6, 2008
Solicitation
     The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the “Company” or “Administaff”), for use at the 2008 Annual Meeting of Stockholders to be held on May 6, 2008, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 3:00 p.m. (Central Daylight Saving Time), at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.
Voting Information
     You may vote in one of four ways:
•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.
     If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares.
     If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by: (i) submitting written notice of revocation to the Secretary of the Company at the address listed above; (ii) submitting another proxy that is properly signed and later dated; (iii) submitting a proxy again on the Internet or by telephone; or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.
     The Company pays the expense of preparing, printing and mailing proxy materials to our stockholders. Our transfer agent, BNY Mellon Shareowner Services, will assist in the solicitation of proxies from stockholders at a fee of approximately $500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Stock.
     The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is March 28, 2008.

     At the close of business on March 7, 2008, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2008 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 26,144,018 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, under the Company’s Bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.
SECURITY OWNERSHIP
     The table below sets forth, as of March 7, 2008, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to beneficially own 5% or more of the Common Stock; (ii) each director and director nominee of the Company; (iii) each of the executive officers of the Company identified in the Summary Compensation Table on page 20 of this proxy statement; and (iv) all directors, director nominees and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership (1)		Percent of Class
Michael W. Brown	10,026		*
Jack M. Fields, Jr.	3,875		*
Eli Jones	4,685		*
Paul S. Lattanzio	58,220		*
Gregory E. Petsch	18,964		*
Richard G. Rawson	1,310,177	(2)	5.0%
Paul J. Sarvadi	2,369,954	(3)	9.0%
Austin P. Young	25,026		*
A. Steve Arizpe	357,288	(4)	1.4%
Jay E. Mincks	222,464		*
Douglas S. Sharp	118,386		*
Invesco, Ltd.	1,630,941	(5)	6.2%
Columbia Wanger Asset Management, L.P.	2,764,000	(6)	10.6%
EARNEST Partners, L.L.C.	1,453,381	(7)	5.6%
Prudential Financial, Inc.	2,226,802	(8)	8.5%
T. Rowe Price Associates, Inc.	1,578,769	(9)	6.0%
Executive Officers and Directors as a group (12 persons)	4,540,425		16.8%

*	Represents less than 1%.

(1)	Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

The number of shares of Common Stock beneficially owned by each person includes options exercisable on March 7, 2008 or within 60 days after March 7, 2008 and excludes options not exercisable within 60 days after March 7, 2008 (currently there are no unvested stock options). The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

			Unvested
Name of Beneficial	Options		Restricted
Owner	Exercisable	Not Exercisable	Stock
Michael W. Brown	7,500	—	—
Jack M. Fields, Jr.	—	—	—
Eli Jones	—	—	—
Paul S. Lattanzio	15,000	—	—
Gregory E. Petsch	15,000	—	—
Austin P. Young	22,500	—	—
Richard G. Rawson	218,178	—	50,334
Paul J. Sarvadi	194,093	—	55,334
A. Steve Arizpe	247,042	—	56,667
Jay E. Mincks	143,887	—	56,667
Douglas S. Sharp	61,001	—	42,000

(2)	Includes 472,266 shares owned by the RDKB Rawson LP, 438,102 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter) and 50 shares owned by Barbie Rawson (daughter). Mr. Rawson shares voting and investment power with respect to 450 shares owned by his wife and daughters.

(3)	Includes 1,394,273 shares owned by Our Ship Limited Partnership, Ltd., 641,506 shares owned by the Sarvadi Children’s Limited Partnership, 120,438 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN and 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi.

(4)	Includes 23,139 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse). Mr. Arizpe shares voting and investment power over all such shares with his wife.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008 filed by Invesco, Ltd., AIM Advisors, Inc., AIM Private Asset Management, Inc., Invesco Institutional (N.A.), Inc. and PowerShares Capital Management, LLC. These entities’ principal business office address is 1360 Peachtree Street NE, Atlanta, GA 30309. Mr. Fields is a director of AIM Management Group, Inc. and serves as a trustee or independent trustee for various open-end management investment companies advised or managed by AIM Advisors, Inc. Mr. Fields disclaims beneficial ownership of these shares.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on November 7, 2007. Columbia Wanger Asset Management, L.P. reported sole voting power with respect to 2,564,000 shares, shared voting power with respect to 200,000 shares, and sole dispositive power with respect to 2,764,000 shares. The address of Columbia Wanger Asset Management L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2008. EARNEST Partners, L.L.C. reported sole voting power with respect to 520,046 shares, shared voting power with respect to 376,933 shares, and sole dispositive power with respect to 1,453,381 shares. The address of EARNEST Partners LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008. Prudential Financial, Inc. reported sole voting power with respect to 405,478 shares, shared voting power with respect to 1,810,124 shares, sole dispositive power with respect to 405,478 shares, and shared dispositive power with respect to 1,821,324 shares. The address of Prudential Financial, Inc. is 751 Broad Street. Newark, NJ 07102-3777.

(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. T. Rowe Price Associates, Inc. reported sole voting power with respect to 549,319 shares, and sole dispositive power with respect to 1,578,769 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
General
     The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at eight.
     In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2008, 2009 and 2010, respectively.
     The term of office of each of the current Class I directors expires at the time of the 2008 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. Brown and Petsch and Dr. Jones have been nominated to serve an additional three-year term as Class I directors. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
     It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2008 Annual Meeting of Stockholders is required for election of the nominees.
     If, at the time of or prior to the 2008 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees — Class I Directors (For Terms Expiring at the 2011 Annual Meeting)
     Michael W. Brown. Mr. Brown, age 62, joined the Company as a Class I director in November 1997. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of EMC Corporation, VMware, Inc., 360networks, FatKat, Inc., Pipeline Financial Group, Inc., DayJet Corporation, and Thomas Weisel Partners and serves on the audit committees of EMC Corporation, Thomas Weisel Partners and VMware, Inc. He is a member of the Particle Economics Research Institute. Mr. Brown holds a Bachelor of Science degree in Economics from the University of Washington in Seattle.
     Eli Jones. Dr. Jones, age 46, joined the Company as a Class I director in April 2004. He is Chairman of the Company’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. Dr. Jones is a Professor of Marketing and Associate Dean at the C.T. Bauer College of Business at the University of Houston. He was an Associate Professor of Marketing from 2002 to 2007 and was an Assistant Professor from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. He served as the Executive Director of the Program for Excellence in Selling and the Sales Excellence Institute at the University of Houston from 1997 until 2007. Dr. Jones also serves on the editorial review boards of the Journal of the Academy of Marketing Sciences, Journal of Personal Selling and Sales Management, Journal of Business and Industrial Marketing, and Industrial Marketing Management. He has conducted research and published articles on sales and sales management topics in major journals and is the co-author of a sales textbook, Selling ASAP, and a professional book: Strategic Sales Leadership. Dr. Jones is also an ad hoc reviewer for the Journal of Marketing, Journal of Business Research, American Marketing Association, and the National Conference in Sales Management. Before becoming a professor, Dr. Jones worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco, and Frito-Lay. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997 from Texas A&M University.
     Gregory E. Petsch. Mr. Petsch, age 57, joined the Company as a Class I director in October 2002. He is Chairman of the Company’s Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Petsch retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality since 1991. Prior to joining Compaq, he worked for 10 years for Texas Instruments. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and in 1993 — 1995 he was nominated Who’s Who of Global Business Leaders. He is founder and President of Petsch Foundation, Inc. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL THREE NOMINEES LISTED ABOVE.
Directors Remaining in Office
     Jack M. Fields, Jr. Mr. Fields, age 56, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. Mr. Fields is a member of the Company’s Compensation Committee and the Nominating and Corporate Governance Committee. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Management Group, Inc. and the Discovery Channel — Global Education Fund. Mr. Fields earned a Bachelor of Arts degree in 1974 from Baylor University, and graduated from Baylor Law School in 1977.
     Paul S. Lattanzio. Mr. Lattanzio, age 44, has been a Class III director of the Company since 1995. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lattanzio joined Bear Stearns, Inc. in July 2003 as a Senior Managing Director and head of Bear Growth Capital Partners, a private equity group. He previously served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. for more than five years. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio also serves on the Board of Directors of Harlem Furniture, LLC, Avid Health, Inc., New Chapter, Inc., Dairyland Corp., Everything But Water, LLC, Francesca’s Holdings Corp., and Crestcom Holdings, Ltd. Mr. Lattanzio received his Bachelor of Science degree in Economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.
     Richard G. Rawson. Mr. Rawson, age 59, President of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson also serves on the University of Houston’s C.T. Bauer College of Business Dean’s Executive Advisory Board and on the Board of Directors of the YMCA of Greater Houston. He previously served the National Association of Professional Employer Organizations (NAPEO) as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston.
     Paul J. Sarvadi. Mr. Sarvadi, age 51, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director and Chairman of the Board since the Company’s inception in 1986. He has also served as the Chief Executive Officer of the Company since 1989. He also served as President of the Company from 1989 until August 21, 2003. Prior to that, he served as Vice President and Treasurer of the Company from its inception in 1986 until April 1987, and then as Vice President from April 1987 until 1989. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of NAPEO and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of the NAPEO for three of the first four years of its existence. Mr. Sarvadi serves on the Board of Trustees of the DePelchin Children’s Center in Houston. In 1995, Mr. Sarvadi was selected as Houston’s Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.
     Austin P. Young. Mr. Young, age 67, joined the Company as a Class II director in January 2003. He is Chairman of the Company’s Finance, Risk Management and Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001 when he retired. From 1996 to 1999, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG before joining American General. Mr. Young currently serves as a Director and Chairman of the Audit Committees of Tower Group, Inc. and Amerisafe, Inc. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives Institute. He holds an accounting degree from the University of Texas.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
     Administaff has adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board of Directors continually monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies its Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access the Company’s Corporate Governance Guidelines in their entirety on the Company’s Web site at www.administaff.com in the Corporate Governance section under the Investor Relations tab. Any stockholder who so requests may obtain a printed copy of the Corporate Governance Guidelines free of charge by contacting Ruth Saler, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
     On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.
Determinations of Director Independence
     Under rules of the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, at its meeting held on February 8, 2008, the Board of Directors affirmatively determined that all of the Company’s directors are independent from the Company and its management, with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.
     The Board of Directors has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board of Directors in making disclosures regarding its determinations of independence, the Board of Directors has adopted categorical standards as permitted under the listing standards of the New York Stock Exchange. These categorical standards deal only with what types of relationships need to be disclosed and not whether a particular director is independent. The Board of Directors considers all relevant facts and circumstances in determining whether a director is independent. However, the relationships satisfying the categorical standards are not required to be disclosed or separately discussed in our proxy statement. A relationship satisfies the categorical standards adopted by the Board of Directors if it:

•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	consists of charitable contributions by Administaff to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in Administaff’s annual proxy statement.
     In the course of the Board’s determination regarding the independence of directors other than Messrs. Sarvadi and Rawson, it considered all transactions, relationships and arrangements in which such directors and Administaff were participants. In particular, with respect to each of the most recent three fiscal years, the Board of Directors evaluated, with respect to Mr. Fields, Administaff’s provision of PEO-related services to companies owned by Mr. Fields and, with respect to Dr. Jones, (i) its employment of Dr. Jones’s daughter and (ii) its engagement of Dr. Jones to provide a training program for Administaff’s sales force. The Board of Directors has determined that these relationships are not material. In making this determination with respect to Mr. Fields, the Board of Directors considered the facts that: (i) the company pays Administaff comprehensive service fees on the same basis as all other clients; and (ii) payments net of payroll costs made by the company were less than 0.1% of Administaff’s revenues in each of the last three fiscal years. In making this determination with respect to Dr. Jones, the Board of Directors considered the position and salary of Dr. Jones’s daughter within the Company, and the amounts paid in respect of the sales training program.
Selection of Nominees for the Board of Directors
Identifying Candidates
     The Nominating and Corporate Governance Committee solicits ideas for potential Board of Directors candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board of Directors submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board of Directors membership and should be directed to the Corporate Secretary of Administaff at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
     In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” below.
Evaluating Candidates
     Each candidate must meet certain minimum qualifications, including:
•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•	the skills and expertise of the prospective nominee are complementary to the existing Board of Directors members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.
     In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board of Directors—with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board of Directors members.
     Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Committee, other members of the Board of Directors and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Code of Business Conduct and Ethics
     The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), governing the conduct of the Company’s directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the New York Stock Exchange Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Company’s public filings, compliance with laws and the prompt internal reporting of violations of the Code. You can access the Code on the Company’s Web site at www.administaff.com in the Corporate Governance section under the Investor Relations tab. Any stockholder who so requests may obtain a printed copy of the Code free of charge by contacting Ruth Saler, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339. Changes in and waivers to the Code for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet Web site within five business days and maintained for at least 12 months. If you wish to raise a question or concern or report a violation to the Finance, Risk Management and Audit Committee, you should go to www.ethicspoint.com or call the Ethicspoint toll-free hotline at 1-866-384-4277.
Stockholder Communications
     Stockholders and other interested parties may communicate directly with the entire Board of Directors or the non-management directors as a group by sending an email to directors@administaff.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board of Directors or to the non-management directors. Alternatively, you may mail your correspondence to the Board of Directors in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339.
     Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by the Corporate Secretary who will exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors
     Directors are expected to attend all or substantially all Board of Directors meetings and meetings of the Committees of the Board of Directors on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board of Directors met six times in 2007, which included four regularly scheduled meetings and two unscheduled meetings. All of the members of the

     Board of Directors participated in more than 75% of the meetings of the Board of Directors and Committees of which they were members during the fiscal year ended December 31, 2007. The Board of Directors expects its members to attend the Annual Meeting of the Stockholders. Last year seven of the Company’s eight directors attended the Annual Meeting of the Stockholders.
Executive Sessions of the Board of Directors and the Presiding Director
     The Company’s non-management directors hold executive sessions at which the Company’s management is not in attendance at each regularly scheduled Board of Directors meeting. The Chairman of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairman, a majority of the members present at the executive session will appoint a member to preside at the meeting.
Committees of the Board of Directors
     The Board of Directors has appointed three committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three committees, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available in the Corporate Governance section under the Investor Relations tab on the Company’s Web site at www.administaff.com. Any stockholder who so requests may obtain a printed copy of the committee charters free of charge by contacting Ruth Saler, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee met four times in 2007. The members of the Nominating and Corporate Governance Committee are all of the outside directors: Mr. Petsch, who serves as Chairman, and Messrs. Brown, Fields, Lattanzio, Young, and Dr. Jones. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of The New York Stock Exchange. The Nominating and Corporate Governance Committee: (i) identifies individuals qualified to become Board of Directors members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board of Directors a set of corporate governance guidelines for the Company; and (iv) oversees the evaluation of the Board of Directors and management.
     Finance, Risk Management and Audit Committee
     The Finance, Risk Management and Audit Committee met eight times in 2007. The members of this Committee are Mr. Young, who serves as Chairman, and Messrs. Lattanzio and Brown. All three members are “independent” under the standards of The New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board of Directors has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Brown’s simultaneous service on the audit committees for three other public companies does not impair his ability to effectively serve on Administaff’s audit committee. The Finance, Risk Management and Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring: (i) the financial affairs of the Company; (ii) the integrity of the Company’s financial statements and internal controls; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors; and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors.
     Compensation Committee
     The Compensation Committee met five times in 2007. The members of the Compensation Committee are Dr. Jones, who serves as Chairman, and Messrs. Fields and Petsch. All three members are “independent” under the standards of The New York Stock Exchange. The Compensation Committee: (i) oversees and administers the Company’s compensation policies, plans and practices; (ii) reviews and discusses with management the Compensation Discussion and Analysis required by Securities Exchange Commission Regulation S-K, Item 402; and (iii) prepares the annual report required by the rules of the

Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual report or proxy statement for the annual meeting of stockholders. To carry out these purposes, the Compensation Committee: (i) evaluates the performance of and determines the compensation for senior management, taking into consideration recommendations made by the Chief Executive Officer; (ii) administers the Company’s compensation programs, and (iii) performs such other duties as may from time to time be directed by the Board of Directors.
     The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. Pursuant to the terms of the Administaff, Inc. 2001 Incentive Plan (the “Incentive Plan”), the Board of Directors or the Compensation Committee may delegate the Compensation Committee’s authority under the Incentive Plan to the Chairman of the Board, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is composed entirely of independent directors.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Program Objectives
     We are committed to attracting, motivating, retaining and encouraging long-term employment of individuals with a demonstrated commitment to integrity and exemplary personal standards of performance. Our culture is based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, fun work environment. We are convinced these elements contribute to our vision of being an “employer of choice,” which increases our value and potential for clients, employees, stockholders, and the communities where we live and work.
     Our compensation policies for executives are based on the same principles that we employ in establishing all of our compensation programs. For executives, our compensation programs are designed to:
•	attract and retain key executive officers responsible for our success, and

•	motivate management to achieve both short-term business goals and to enhance long-term stockholder value through our “pay-for-performance” philosophy.
     To accomplish these goals, we adhere to the compensation strategies discussed below.
Compensation Strategies
•	We have established and strive to maintain a performance-driven culture that generates growth by recognizing and rewarding employees who believe in their own ability to reach and exceed their compensation objectives.

•	As part of our competitive compensation program, our base salary system compensates employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

•	We provide substantial incentive compensation to recognize and reward individual, departmental and corporate performance through a variable pay component that is equitable to both employees and stockholders, encourages leadership of departmental units and directly supports our business objectives. As employees progress to higher levels in our Company, an increasing proportion of their compensation is linked to Company-wide and departmental performance.

•	We have created a strong mutuality of interest between executive officers and stockholders through the use of long-term equity incentive compensation opportunities.

•	We provide a competitive benefits package at the best possible value to the Company that recognizes and encourages work-life balance and fosters a career commitment to Administaff.
Elements of Compensation
     The annual compensation package for executive officers consists of:
•	an annual base salary payable in cash,

•	variable cash compensation, which is targeted as a percentage of base pay,

•	long-term equity incentive compensation, and

•	supplemental and special benefits, including management perquisites.
Each of these elements is described below.
Role of Executive Officers and Outside Consultants in Compensation Decisions
     The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. Our Chief Executive Officer annually reviews the performance of each of our other executive officers. On an annual basis, our Chief Executive Officer presents to the Compensation Committee his recommendations for each executive’s compensation based on these reviews, including with respect to salary adjustments, incentive awards and equity award amounts. The Compensation Committee, however, has discretion to modify recommended adjustments or awards to executives. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer. The Compensation Committee meets in executive session without management present when discussing and determining the compensation of the Chief Executive Officer. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer at least annually. The Compensation Committee makes all final compensation decisions for each of our executive officers, including the Chief Executive Officer.
     The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. In the fall of 2007, the Compensation Committee requested that management prepare and issue a request for proposal to identify a compensation consultant as an independent advisor to assist the Compensation Committee in its review of the fiscal year 2008 compensation for executive officers. A thorough evaluation of prospective compensation consultants was conducted by the Chairman of the Compensation Committee with the assistance of management. To be selected, the consultant had to be independent of the Company under pre-established criteria and could not receive remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board of Directors. In November of 2007, the Chairman of the Compensation Committee, with the approval of the full Compensation Committee, selected and engaged Pearl Meyer & Partners to assist in its review of 2008 compensation for executive officers. While we believe that using outside consultants is an efficient way to keep current regarding competitive compensation practices, we do not believe that we should accord undue weight to the advice of such consultants.
Determination of Compensation Amounts and Formulas
     At the direction of the Compensation Committee, we typically conduct an annual executive compensation study that compares each executive officer’s compensation to market data for similar positions. The Compensation Committee determines whether the study is to be performed internally by Administaff’s Human Resources Department or by an outside consulting firm that is directly engaged by the Compensation Committee.
     For 2007, Administaff’s Human Resources Department conducted an executive compensation study (the “Compensation Study”). The Compensation Study was presented to the Compensation Committee in January 2007 for its review in considering 2007 executive compensation. The Compensation Study identified and analyzed a peer group of companies (the “Compensation Peer Group”) using the most recent public information available regarding the total compensation package for each of the top five highest paid executive officers, including base salary, annual incentives, total cash compensation (base salary plus annual incentives), long-term incentives, total pay (total cash plus annualized value of long-term incentives) and perquisites. The Compensation Peer Group consisted of 14 publicly-traded companies that provide human resources products and services and whose average revenues equated to $1.5 billion. The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on outsourced human resources services), size, performance, leadership status in the industry and the extent to which each company may compete with Administaff for executive talent. In 2007, the Compensation Peer Group was modified consistent with these criteria by deleting several companies primarily in the temporary staffing business and replacing them with companies that generally provide a broader array of outsourced human resources services, more similar to our business. The Compensation Peer Group may be modified from year to year based on these and other relevant criteria.
     Included in the Compensation Peer Group were three companies that make up our peer group for the purpose of comparing total stockholder return (“TSR Peer Group”). The TSR Peer Group consists of companies that either provide PEO services or whose operations include PEO services. The Compensation Peer Group and TSR Peer Group were as follows:

Compensation
Name of Company	Peer Group	TSR Peer Group
Automatic Data Processing, Inc.	X	X
Ceridian Corporation	X
The Corporate Executive Board Company	X
First Advantage Corporation	X
Gevity HR, Inc.	X	X
Hewitt Associates, Inc.	X
Kenexa Corporation	X
Korn/Ferry International	X
Kronos Incorporated	X
MPS Group, Inc.	X
Paychex, Inc.	X	X
Talx Corporation	X
The Ultimate Software Group, Inc.	X
Watson Wyatt Worldwide, Inc.	X
     In addition to comparative market data, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:
•	the executive officer’s performance review conducted by either the Compensation Committee (for the Chief Executive Officer) or the Chief Executive Officer (for all other executive officers),

•	the Chief Executive Officer’s recommendations,

•	the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value, and

•	the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.
     When reviewing and setting compensation for executive officers, the Compensation Committee also reviewed tally sheets setting forth all components of compensation for each executive officer. In 2007, the tally sheets included dollar values for the two previous years’ salary, cash incentive awards, perquisites (cash and in-kind), long-term stock-based awards, benefits and dividends paid on unvested long-term stock-based awards.

Base Salary1
     Base salary is intended to provide stable annual compensation to attract and retain talented executive officers. Changes in base salary during 2007 for each executive officer were determined based upon external market comparisons in the Compensation Study and the internal factors described above. Performance appraisals were completed through our talent management system that evaluates the executive officer’s annual performance based on pre-established competencies and his achievement of specific individual performance goals that were established at the beginning of the year. Competencies for executive officers included generating revenue, mobilizing talent, personal and professional development, effectiveness in running the business, servant leadership and setting the course of the business.
     Our merit increase system provided a direct correlation between the executive officer’s merit increase and his average performance rating of competencies and performance goals. Salary increases during 2007 for the executive officers were as follows:

	2006	2007	Percentage
	Base Salary	Base Salary	Increase
Chief Executive Officer and Chairman of the Board	$600,000	$650,000	8.3%
Chief Financial Officer, VP of Finance and Treasurer	$273,000	$287,000	5.1%
President	$366,000	$380,000	3.8%
Chief Operating Officer, EVP of Client Services	$366,000	$380,000	3.8%
EVP of Sales & Marketing	$321,000	$345,000	7.5%
     The average salary increase for the above executive officers in 2007 was 5.7%. Increases in base salary in excess of the merit increase resulting from the performance rating were based on external market comparisons indicating the need for competitive increases, changes in job responsibilities and other factors deemed relevant by the Compensation Committee (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the case of all other executive officers).
Variable Compensation2
     We believe that variable cash compensation is a key element of the total compensation of each executive officer. Such compensation embodies our pay-for-performance philosophy whereby a significant portion of executive compensation is at risk and tied to corporate, departmental and individual performance. Variable compensation for all executive officers, as well as most other employees, is paid through the Administaff Annual Incentive Plan (“AAIP”), a non-equity incentive plan. The AAIP is intended to link each executive officer’s compensation to the Company’s overall performance, as well as to his individual performance and the performance of the departments under his supervision. A target bonus, stated as a percentage of base salary, was established for each executive officer by the Compensation Committee in January of 2007. The ultimate AAIP bonus awarded to each executive officer was based upon the formulas, factors and components discussed below.
Target Bonus Percentage
     The Compensation Committee approved the target bonus percentage for each executive officer based on the Chief Executive Officer’s recommendations. His recommendations took into account the executive officer’s level of responsibility, market practices and internal equity considerations. Because executive officers are in a position to directly influence the overall performance of the Company, and in alignment with our highly-leveraged pay-for-performance philosophy, a significant portion of their total cash compensation is at risk. Therefore, most executive officers were granted a target bonus percentage equal to their base salary. The Chief Executive Officer, the individual with the greatest overall responsibility for Company performance, was granted a larger incentive opportunity in comparison to his base salary in order to weight his overall pay mix even more heavily towards performance-based compensation. The Chief Financial Officer, who had less responsibility for overall Company performance relative to other executive officers, was granted a smaller incentive opportunity in comparison to his base salary in order to weight his overall pay mix less heavily towards performance-based compensation. For 2007, the Compensation Committee set a target for variable compensation that was computed as a percentage of each executive officer’s base salary as follows:

[1]	See “Salary” included in the Summary Compensation Table on page 20 of this proxy statement.

[2]	See “Bonus” and “Non-Equity Incentive Plan Compensation” included in the Summary Compensation Table on page 20. In addition, see “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table on page 21.

Target Bonus
Percentage under AAIP
Chief Executive Officer and Chairman of the Board	120%
Chief Financial Officer, VP of Finance and Treasurer	80%
President	100%
Chief Operating Officer, EVP of Client Services	100%
EVP of Sales & Marketing	100%
Calculation and Weighting of Performance Components
     For 2007, the targeted variable compensation under the AAIP for the Chief Executive Officer was based on corporate and individual performance components and for all other executive officers was based on corporate, departmental and individual performance components. For the Chief Executive Officer, variable compensation was weighted almost entirely toward corporate performance to align his AAIP bonus with Company-wide performance. For all executive officers, 20% was weighted toward individual performance to reflect their individual performance during the year, as determined on the same basis as annual merit increases in base salary, as discussed above. A departmental component was included in the AAIP bonus of each executive officer (other than the Chief Executive Officer) to encourage him to provide effective leadership to the departments under his supervision, as well as to align the interests of the executive with those of the employees that he supervises. Each performance component is determined separately and is not dependent on the other components except that if an executive officer’s individual performance rating is below the threshold, then he receives no AAIP bonus, regardless of corporate and departmental performance. Each executive officer’s AAIP bonus is the sum of the result of each performance component.
     Each performance component was designated a weighting for each executive officer as follows:

	Corporate	Departmental	Individual
Chief Executive Officer and Chairman of the Board	80%	0%	20%
Chief Financial Officer, VP of Finance and Treasurer	50%	30%	20%
President	60%	20%	20%
Chief Operating Officer, EVP of Client Services	60%	20%	20%
EVP of Sales & Marketing	60%	20%	20%
Corporate Component
     The formula for the corporate performance component of the AAIP bonus for each executive officer was determined as follows:
     The Corporate Performance Modifier for all executive officers and all other eligible employees was based on the Company’s operating income per worksite employee per month for 2007. Items of loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence are excluded from the computation of operating income per worksite employee per month for purposes of determining the corporate performance component of the AAIP bonus in order to provide consistent measurement of corporate performance under the AAIP from year to year. We selected operating income per worksite employee per month as the metric for measuring corporate performance because we think it is a key indicator of our overall productivity; effective management of pricing; direct costs and operating expenses; and ability to grow the business while favorably balancing profitability. We also believe that this metric reflects the combined contribution of all departments and encourages collaboration across the organization because each department within the Company can have a direct impact on corporate performance as measured according to this metric.

     The Corporate Performance Modifier was determined based on corporate performance as follows:

	Operating Income Per	Corporate
Performance Level	Worksite Employee Per Month	Performance Modifier
Threshold	$47	50%
Target	$53	100%
Maximum	$58	150%
     If corporate performance was below the threshold, the Corporate Performance Modifier was 0%, resulting in a corporate component payout of $0. The Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target or maximum performance level.
     In 2007, the Company’s operating income per worksite employee per month was $48, as adjusted to exclude a $1.2 million (or $1 per worksite employee) non-cash charge to write off certain software development costs that were reported in accordance with generally accepted accounting principles. This charge was excluded because it was determined to be unusual in nature and infrequent in occurrence. Based on operating income per worksite employee per month (as adjusted), the Compensation Committee approved a Corporate Performance Modifier of 58.3% for each executive officer.
Departmental Component
     The formula for the department performance component of the AAIP bonus for each executive officer (other than the Chief Executive Officer who has no departmental component included in his AAIP bonus) was as follows:
     The Departmental Performance Modifier for all executive officers ranged from 50% (threshold) to 150% (maximum) based on the achievement of departmental goals. However, if departmental performance was below the threshold, the Departmental Performance Modifier was 0%, resulting in a departmental component payout of $0. The goals were developed by each department and were designed to encourage employees to work together to continue making business improvements and to increase efficiency, productivity and collaboration across the organization. All departmental goals were approved by the Chief Executive Officer during the first quarter of 2007. The nature of the departmental goals and objectives for each executive officer was as follows:

Nature of Goals and Objectives
Chief Financial Officer, VP of Finance and Treasurer	Successful completion of strategic financial analysis/reporting tools; key office expansion; and vendor-related projects.

President	Effective price and direct cost management and client renewal activities; enhancement of worksite employee benefits and executive compensation offering and of technology related to benefit plan administration; and expansion of 401(k) plan business.

Chief Operating Officer, EVP of Client Services	Effective client satisfaction and retention; key corporate human resources, records department and information technology (IT) projects; budget management; and corporate customer satisfaction with IT services.

EVP of Sales & Marketing	Effective sales, marketing and public relations activities.
     In light of the Chief Executive Officer’s assessment of the executive officers’ performance against the achievement of their departmental goals, the average Departmental Performance Modifier for executive officers was 123.75%.

Individual Component
     The formula for the individual performance component of the AAIP bonus for each executive officer was as follows:
     The Individual Performance Modifier for all executive officers ranged from 50% to 150% based on the executive officer’s individual performance rating, as described above under “Base Salary.” Based on the executives’ individual performance ratings, the average Individual Performance Modifier for the above executive officers was 125%.
     The Compensation Committee reserves the right to pay discretionary bonuses to executive officers outside of the AAIP. While the Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus under the AAIP in the event that performance targets are not met.
Long-term Incentive Compensation
     Long-term equity incentives align the interests of the executive officers with those of the stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for their service. Long-term incentive compensation is awarded under the stockholder-approved Administaff, Inc. 2001 Incentive Plan (“Incentive Plan”). The objectives of the Incentive Plan are:
•	to provide incentives to attract and retain persons with training, experience and ability to serve as our employees,

•	to promote the interests of the Company by encouraging employees to acquire or increase their equity interest in the Company,

•	to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and

•	to encourage employees to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.
     Awards granted under the Incentive Plan have historically been made in the form of stock options or restricted stock. Pursuant to the terms of the Incentive Plan, future awards may include phantom shares, performance units, bonus stock or other incentive awards. We may periodically grant new stock options, restricted stock, or other long-term incentives to provide continuing incentive for future performance. The award size and recipients of awards are determined by the degree to which a particular position in the Company has the ability to influence stockholder value. We anticipate continuing to utilize restricted stock with a three-year vesting schedule. The awards are valued using the closing price of the Company’s stock on the grant date.
     In recent years, we have awarded restricted stock rather than stock options. We believe the current accounting treatment of restricted stock more closely reflects the economic value of the award to the employees as compared to that of stock options. In March of 2007, the Chief Executive Officer presented to the Compensation Committee his recommendations for awards of restricted stock. His recommendations as to the amount of awards to be granted were based on a number of factors, including the performance of each executive officer, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards and the Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards after considering the Chief Executive Officer’s recommendations.1

[1]	See “Stock Awards” included in the Summary Compensation Table on page 20. In addition, see “All Other Stock Awards” included in the Grants of Plan-Based Awards Table on page 21.

     Under the terms of the Incentive Plan, all conditions and/or restrictions that must be met with respect to vesting or exercisability of an award immediately lapse upon a “change in control” of the Company as defined under the Incentive Plan.
     We have no program, plan or practice to time the grant of stock-based awards in coordination with the release of material non-public information. All equity grants to executive officers are approved solely by the Compensation Committee or the independent directors at regularly scheduled meetings, or in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. If an award is made at a meeting, the grant date is the meeting date or a fixed, future date specified at the time of the grant, such as the first business day of a subsequent calendar month or the date that the grant recipient commences employment. If an award is approved by unanimous written consent, the grant date is a fixed, future date on or after the date the consent is effective under applicable corporate law (or, if later, the date the grant recipient starts employment), and the exercise price, in the case of a stock option, is the closing price of Company stock on such date. Under the terms of the Company’s stock incentive plan, the exercise price of stock options cannot be less than the closing price of Company stock on the date of grant.
Supplemental and Special Benefits, Including Management Perquisites1
     Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers in today’s market. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following:
     401(k) Benefits
     We do not provide pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in Administaff’s corporate 401(k) plan. Each payroll period, we contribute on behalf of each participant a matching contribution equal to 100% of the first 6% of compensation that has been contributed by the participant to the plan as elective deferrals (subject to applicable limitations under the Internal Revenue Code). All of our executive officers participated in the Administaff 401(k) plan during 2007 and received matching contributions, which are included under the caption “All Other Compensation” in the Summary Compensation Table on page 20.
     Employee Stock Purchase Plan
     The Board of Directors has approved an Employee Stock Purchase Plan (“ESPP”), subject to stockholder approval at the 2008 annual meeting. All employees, including executive officers (other than 5% owners of the Company), would be eligible to participate in the ESPP. If approved by stockholders, employees may purchase shares of Company stock through payroll deductions at a discount of up to 15% to market value. The ESPP, if approved, would replace our current employee stock purchase program that allows employees, including the executive officers, to purchase shares through payroll deduction at market value. The offering periods under the proposed ESPP are limited to six or three months in duration. Employees are limited to a maximum payroll deduction of up to a specified percentage of eligible compensation and may not purchase more than $25,000 in shares each calendar year under the ESPP.
     Automobile
     We provide automobiles to executive officers for both business and personal use. The executive officers are taxed for their personal use of the automobile.
     Supplemental Executive Disability Income Plan
     We maintain a supplemental executive disability income plan for executive officers and a small group of upper management employees. The supplemental executive disability income plan provides replacement of 75% of total cash compensation up to $20,000 per month. The plan recognizes the significant variable pay at the senior levels in the Company and the benefit limitations of our basic long-term disability plan, which provides replacement of 60% of base salary only up to $10,000 per month.

[1]	See “All Other Compensation” included in the Summary Compensation Table on page 20.

     Executive Wellness Plan
     We offer an Executive Wellness Plan to the executive officers to assist them in maintaining their health. The plan pays up to $2,000 each year for wellness services, which allow the executive officers an opportunity to have a clear understanding of their current physical condition, risk factors, and ways to improve their health.
     Chairman’s Trip
     An annual Chairman’s Trip is held for employees recognized during the year for their outstanding service, and for sales representatives meeting a certain sales target. We believe executive officers should be part of the trip to recognize these outstanding employees of the Company. Therefore, we provide the opportunity for all executive officers and their spouses to attend the Chairman’s Trip. We also pay the associated income taxes related to the trip on behalf of the employees and the executive officers.
     Club Membership
     We provide and pay for a country club membership for each executive officer. We believe club memberships provide an opportunity to build business and client relationships while also promoting a healthy lifestyle for each executive officer.
     Aircraft
     We provide access to the Company-owned aircraft to the Chief Executive Officer, the President, the Chief Operating Officer, and the Executive Vice President of Sales and Marketing for personal use. These individuals are required to reimburse the Company for the incremental cost associated with their personal use of the aircraft. The incremental cost is calculated by multiplying the number of hours of personal use by the average incremental cost per hour.
     Post-Employment and Change-in-Control Compensation
     Administaff’s executive officers are employed at will. In 2007, no executive officers departed from the Company. We do not have any special employment agreements with any of our executive officers, and we do not provide them with any kind of contractual severance or change-in-control benefits other than vesting of long-term equity awards upon a change in control, which is a standard feature in all of our long-term equity awards granted under the Incentive Plan.
     Other Personal Benefits
     Periodically, executive officers attend Company-related activities, such as professional sporting events or out-of-town business meetings, for which the Company incurs travel and other event-related expenses. Such events may include the spouses of the executives.
Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer). This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and its stockholders. Subject to the requirements of Section 162(m), the Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options and other performance-based awards.
Summary
     Administaff’s overall compensation objective is a pay-for-performance philosophy. A majority of each executive officer’s total compensation package consists of a long-term incentive component and a variable compensation component, with a goal of aligning the interests of the executive officers with that of the stockholders, as well as tying their compensation to the performance of the Company. A stable base salary is provided in order to remain competitive with the market, with a small percentage of an executive officer’s total compensation consisting of supplemental benefits and perquisites. We believe this combination of compensation elements supports our compensation objective of a pay-for-performance philosophy.
COMPENSATION COMMITTEE REPORT
     We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.
     The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION COMMITTEE
Eli Jones, Chairman
Jack M. Fields, Jr.
Gregory E. Petsch

SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities to the Company during 2007 and 2006. The Company has not entered into any employment agreements with any of the Named Executive Officers.
     The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis beginning on page 10 of this proxy statement, and include the AAIP, a non-equity incentive plan, and the Incentive Plan, which provides for, among other things, restricted stock grants.

						Non-
						Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compensa-	Compen-
Name and		Salary	Bonus	Awards	Awards	tion	sation	Total
Principal Position	Year	($)	($) [5]	($) [6]	($)	($) [7]	($) [8]	($)
Paul J. Sarvadi,	2007	640,385	—	425,450	—	536,764	87,158	1,689,757
CEO and Chairman of the	2006	592,500	71,280	181,622	—	1,054,944	77,765	1,978,111
Board

Douglas S. Sharp	2007	284,308	—	425,068	—	223,661	61,652	994,689
Chief Financial Officer,	2006	264,154	13,296	198,662	—	306,344	46,787	829,243
VP of Finance and Treasurer

Richard G. Rawson	2007	377,308	—	325,888	—	348,298	89,271	1,140,765
President	2006	362,731	27,254	90,357	—	536,355	79,308	1,096,005

A. Steve Arizpe	2007	377,308	—	629,301	—	322,476	107,822	1,436,907
Chief Operating Officer,	2006	362,538	27,242	305,810	—	535,402	77,114	1,308,106
EVP of Client Services

Jay E. Mincks	2007	340,385	—	609,488	—	242,260	92,337	1,284,470
EVP of Sales & Marketing	2006	312,923	23,590	287,648	—	446,771	73,700	1,144,632

[5]	Bonus amounts represent additional variable compensation awarded by the Compensation Committee in excess of the amounts earned and awarded under the AAIP.

[6]	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fair value of restricted stock granted in the year indicated as well as prior years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For additional information, refer to Note 7, “Employee Incentive Plans,” in the Notes to Consolidated Financial Statements included in Administaff’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 7, 2008. See the Grants of Plan-Based Awards Table on page 21 for information on awards made in 2007. These amounts do not correspond to the actual value that will be realized by the Named Executive Officer.

[7]	Represents variable compensation earned and awarded by the Compensation Committee under the AAIP.

[8]	All other compensation includes the following: Company-provided automobiles; country club memberships; 401(k) matching contributions; dividends on restricted stock grants; costs associated with an executive retreat (Messrs. Sarvadi, Rawson, Arizpe and Mincks) and the annual Chairman’s Trip and associated federal income taxes. The federal income taxes associated with the Chairman’s Trip paid by the Company on behalf of the executives were as follows: Messrs. Sarvadi, Arizpe and Mincks — $5,982; Messrs. Rawson and Sharp — $3,751. The 401(k) matching contributions made by the Company during 2007 for the Named Executive Officers totaled $13,500 each. Dividends paid to Messrs. Sarvadi, Sharp, Rawson, Arizpe and Mincks on restricted stock holdings totaled $15,986, $13,222, $13,039, $19,419 and $18,832, respectively. The incremental cost of Mr. Arizpe’s use of a Company-leased vehicle was $27,744. The Company owns an aircraft that is used by its executives for business and, on occasion, personal travel. In the instances where the aircraft is used for personal travel, the executive is required to reimburse the Company for the associated incremental costs. The incremental cost for personal use of Company aircraft is calculated as an hourly rate that takes into account variable costs incurred as a result of the personal flight activity, including fuel, communications and travel expenses for the flight crew. It excludes non-variable costs, such as regularly scheduled inspections and maintenance that would have been incurred regardless of whether there was any personal use of the aircraft. During 2007, Messrs. Sarvadi, Rawson, Mincks and Arizpe reimbursed the Company $123,658, $28,175, $13,808 and $8,994, respectively, for personal travel costs.

GRANTS OF PLAN-BASED AWARDS
     The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2007.

						Grant Date
					All Other	Fair
		Estimated Possible Payouts			Stock Awards:	Value of
		Under Non-Equity Incentive			Number of	Stock and
		Plan Awards [9]			Shares of Stock	Option
		Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	($)	($)	($)	(#) [10]	($) [11]
Paul J. Sarvadi	N/A	390,000	780,000	1,170,000	—	—
	3/01/2007	—	—	—	23,000	818,340
Douglas S. Sharp	N/A	114,800	229,600	344,400	—	—
	3/01/2007	—	—	—	15,000	533,700
Richard G. Rawson	N/A	190,000	380,000	570,000	—	—
	3/01/2007	—	—	—	23,000	818,340
A. Steve Arizpe	N/A	190,000	380,000	570,000	—	—
	3/01/2007	—	—	—	21,000	747,180
Jay E. Mincks	N/A	172,500	345,000	517,500	—	—
	3/01/2007	—	—	—	21,000	747,180

[9]	These amounts represent the threshold, target and maximum amounts payable to each executive under the AAIP for 2007.

[10]	These amounts represent the number of shares of restricted stock granted to each executive under the Incentive Plan during 2007.

[11]	These amounts represent the full grant date fair value of restricted stock granted to each executive during 2007. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For the relevant assumptions used to determine the valuation of our stock awards, refer to Note 7, “Employee Incentive Plans,” in the Notes to Consolidated Financial Statements included in our 2007 Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 7, 2008. The terms of the stock awards provide for three-year vesting and the payment of dividends on all unvested shares. Executives are required to pay the par value ($0.01) of each share at or near the date of grant.

OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR 2007

	Option Awards			Stock Awards
	Number of Securities					Market Value of
	Underlying			Number of shares or		Shares or Units of
	Unexercised Options	Option Exercise		Units of Stock That		Stock That Have Not
	(#)	Price	Option Expiration	Have Not Vested		Vested
Name	Exercisable	($)	Date	(#)		($) [12]
Paul J. Sarvadi	—	—	—	36,334	[13]	1,027,526
	2	14.69	5/07/2012	—		—
	34,091	17.17	4/01/2014	—		—
	30,000	18.00	3/15/2011	—		—
	50,000	19.93	4/27/2010	—		—
	30,000	23.48	10/02/2011	—		—
	50,000	43.69	9/15/2010	—		—

Douglas S. Sharp	—	—	—	28,800	[14]	814,464
	6,000	13.12	1/31/2010	—		—
	1	14.69	5/07/2012	—		—
	5,000	18.00	3/15/2011	—		—
	20,000	19.93	4/27/2010	—		—
	10,000	23.48	10/02/2011	—		—
	20,000	43.69	9/15/2010	—		—

Richard G. Rawson	—	—	—	29,634	[15]	838,050
	15,678	7.87	8/2/2009	—		—
	18,000	9.03	10/1/2013	—		—
	46,700	11.79	10/1/2014	—		—
	20,000	14.69	5/07/2012	—		—
	17,800	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

A. Steve Arizpe	—	—	—	42,301	[16]	1,196,272
	13,096	7.87	8/02/2009	—		—
	20,000	9.03	10/01/2013	—		—
	46,700	11.79	10/01/2014	—		—
	19,998	14.69	5/07/2012	—		—
	29,748	16.28	8/05/2008	—		—
	17,500	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

Jay E. Mincks	—	—	—	40,967	[17]	1,158,547
	2	14.69	5/07/2012	—		—
	34,341	16.28	8/05/2008	—		—
	15,100	17.17	4/01/2014	—		—
	14,444	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

[12]	Based on the closing price of $28.28 of Administaff’s Common Stock on December 31, 2007.

[13]	Stock awards vest as follows – 13,334 – February 1, 2008; 7,666 – March 1, 2008; 7,667 – March 1, 2009; 7,667 – March 1, 2010.

[14]	Stock awards vest as follows – 3,800 – February 1, 2008; 5,000 – May 3, 2008; 5,000 – May 3, 2009; 5,000 – March 1, 2008; 5,000 – March 1, 2009; 5,000 – March 1, 2010.

[15]	Stock awards vest as follows – 6,634 – February 1, 2008; 7,666 – March 1, 2008; 7,667 – March 1, 2009; 7,667 – March 1, 2010.

[16]	Stock awards vest as follows – 6,634 – February 1, 2008; 7,333 – May 3, 2008; 7,334 – May 3, 2009; 7,000 – March 1, 2008; 7,000 – March 1, 2009; 7,000 – March 1, 2010.

[17]	Stock awards vest as follows – 5,300 – February 1, 2008; 7,333 – May 3, 2008; 7,334 – May 3, 2009; 7,000 – March 1, 2008; 7,000 – March 1, 2009; 7,000 – March 1, 2010.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2007

	Option Awards		Stock Awards
			Number of
	Number of	Value Realized	Shares	Value Realized
	Shares Acquired	on	Acquired on	on
	on Exercise	Exercise	Vesting	Vesting
Name	(#)	($) [1]	(#)	($) [2]
Paul J. Sarvadi	—	—	13,333	545,835

Douglas S. Sharp	—	—	8,800	327,972

Richard G. Rawson	89,859	2,647,981	6,633	271,555

A. Steve Arizpe	5,904	132,745	13,966	524,397

Jay E. Mincks	39,239	774,201	12,633	469,824

[1]	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

[2]	Represents the value of the shares on the vesting date based on the closing price of the Company’s Common Stock on such date.
SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information about Administaff’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2007 (in thousands, except price per share amounts):

			Number of
	Number of Securities to be	Weighted Average	Securities
	Issued upon Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for Future
	Warrants and Rights	Warrants and Rights	Issuance
Plan Category	(#)	($)	(#)
Equity compensation plans approved by security holders [18]	1,160	21.84	978 [19]

Equity compensation plan not approved by security holders [20]	663	26.35	0 [21]

Total	1,823	23.48	978

[18]	The 1997 Incentive Plan (which expired on April 24, 2005) and the Incentive Plan have been approved by the Company’s stockholders.

[19]	The securities remaining available for issuance under the Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.

[20]	The Administaff Nonqualified Stock Option Plan was not approved by stockholders. For a description of the material features of the Nonqualified Stock Option Plan, see Note 7 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007. Although there are approximately 640,000 unissued shares in the Nonqualified Stock Option Plan, no new shares will be issued under the Nonqualified Stock Option Plan pursuant to stockholder approval of an amendment to the Incentive Plan during 2006.

[21]	Shares of Common Stock may be issued pursuant to the 1997 Employee Stock Purchase Plan (“1997 ESPP”), which enables employees of the Company to purchase Administaff Common Stock at market value through payroll deductions each calendar month. After the end of each calendar month, shares of Common Stock are purchased by the 1997 ESPP. Participants may enroll, change or discontinue payroll deductions at any time. The Company pays all expenses of the 1997 ESPP other than brokerage commissions for sales. The ESPP was not approved by stockholders, and does not include a limitation on the number of shares that may be issued thereunder. The Administaff, Inc. 2008 Employee Stock Purchase Plan, if approved by stockholders, will replace the 1997 ESPP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
     We have no employment agreements or severance policies in place for our executive officers. In 2005, the Company accelerated the vesting of all stock options and none have been granted since that time; therefore, there are no unvested outstanding stock options. Our incentive plans provide that all restricted stock becomes immediately fully vested upon a change in control or upon termination due to disability or death, provided the holder has been in continuous employment since the award date. Unvested shares of restricted stock are forfeited upon termination for any reason other than disability or death. The number of shares and market value of the restricted stock that would automatically vest for each Named Executive Officer upon a change of control or termination due to death or disability, based on the closing price of our Common Stock on December 31, 2007, is set forth in the Outstanding Equity Awards for Fiscal Year 2007 table on page 22 of this proxy statement, under the captions “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested.”
DIRECTOR COMPENSATION
     The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Non-employee directors of the Company were compensated for 2007 as shown in the table below. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

Nominating
			Finance, Risk	and Corporate
		Compensation	Management and	Governance
	Board	Committee	Audit Committee	Committee
Annual retainers	$30,000	$3,000	$3,000	None

Annual Committee	N/A	$6,000	$6,000	$3,000

Chair Fees Meeting Fees	$2,000 in person	$1,500 in person [1]	$1,500 in person [1]	N/A
	$1,000 telephonically	$750 telephonically	$750 telephonically

[1]	These fees are also paid to the Chairman for meetings attended with the Company’s management or auditors between regular meetings.
     Each non-employee director is also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or Common Stock, at the director’s option.
     Pursuant to the Incentive Plan, each person who is initially appointed or elected as a director of the Company receives a grant of shares of restricted Common Stock on the date of election or appointment with an aggregate fair market value, determined the date prior to the date of grant, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, and such restricted Common Stock vests as to one-third of the shares on each anniversary of its grant date. If a director terminates his or her service as a member of the Board, his or her unvested portion of such restricted stock award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or disability, in which event the unvested portion of such restricted stock award shall become 100% vested on such termination date.
     In addition, in 2007, each non-employee director received on the date of the annual meeting of the Company’s stockholders, a grant of shares of Common Stock with an aggregate fair market value, determined the date prior to the date of grant, of $50,000. Each non-employee director could have elected to receive an immediately vested and exercisable option to purchase a number of shares of Common Stock that had an aggregate value, determined the date prior to the date of grant, of $50,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. The award was rounded up to the next higher whole share amount in the case of a fractional share amount.

Changes to Director Compensation in 2008
     Under our Corporate Governance Guidelines and Compensation Committee Charter, the Compensation Committee periodically reviews the compensation of the Board of Directors and, from time to time, recommends changes thereto to the full Board of Directors. In 2008, the Compensation Committee conducted a comprehensive review of non-employee director compensation with input from its outside consultant, Pearl Meyer. This review included a comparison to director pay programs of our peer group. Based on this review, the Committee determined that changes to the director’s compensation program were advisable. In February 2008, the Board of Directors approved the following changes to the director pay program:
•	the annual board retainer was increased from $30,000 to $35,000;

•	the annual committee chair fee was increased from $6,000 to $8,000 and $6,000 to $10,000 for the Compensation Committee and the Finance, Risk Management and Audit Committee, respectively;

•	the annual stock grant for directors under the Incentive Plan was increased from $50,000 to $75,000.
DIRECTORS COMPENSATION TABLE
     The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2007.

	Fees Earned or Paid		All Other
	in Cash	Stock Awards	Compensation	Total
Name	($)	($) [1]	($) [2]	($)
Michael W. Brown	49,250	50,582	484	100,316

Jack M. Fields, Jr.	48,075	50,582	484	99,141

Eli Jones	54,750	50,582	22,484	127,816

Paul S. Lattanzio	50,500	50,582	484	101,566

Gregory E. Petsch	52,500	50,582	484	103,566

Austin P. Young	67,250	50,582	484	118,316

[1]	Represents the dollar amount recognized for financial statement reporting purposes with respect to 2007 for the fair value of stock awards made to directors during 2007, based on the closing price of Administaff’s Common Stock on the date of grant. In the case of annual director equity awards that do not contain vesting or other restrictions, Administaff recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made.

[2]	All Other Compensation represents dividends paid on stock awards during 2007. In addition, Dr. Jones was paid $22,000 for consulting services provided to the Company.
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
     The Finance, Risk Management and Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. We operate under a written charter adopted by the Board of Directors and reviewed annually by us. We have furnished the following report for 2007.
     We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2007 with management and the independent certified public accountant. We discussed with the independent certified public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as currently in effect.

     We received from the independent certified public accountant the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and we discussed with the independent certified public accountant its independence. We also considered the compatibility of the provision of non-audit services with the independent certified public accountant’s independence.
     Based on our reviews and discussions referred to above, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Austin P. Young, Chairman
Michael W. Brown
Paul S. Lattanzio
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.
     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2007, applicable to its officers, directors and greater than 10% beneficial owners, were timely filed.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and in which the Related Party has a material interest, other than transactions involving an amount equal to or less than $50,000 (individually or when aggregated with all similar transactions) and not involving non-employee directors. The policy generally requires that such transactions be approved by the Finance, Risk Management and Audit Committee in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, full disclosure of all of the facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the Chairman thereof, and such committee or Chairman, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
     A significant component of our marketing strategy is the title sponsorship of the Administaff Small Business Classic (“Administaff Classic”), a Champions PGA tour event held annually in Houston, Texas. Consistent with other PGA golf tournaments, the Administaff Classic benefits and is managed by a non-profit organization, Augusta Pines, Inc. (“Augusta”). In connection with the Company’s sponsorship, Mr. Jay E. Mincks, Executive Vice President of Sales and Marketing, was elected Chairman of Augusta. During 2007, the Company paid Augusta $2.9 million in sponsorship and tournament related expenses, as well as an additional $272,000 in other event sponsorships and charitable contributions.
     From time to time, we charter for business purposes, an aircraft in which Mr. Sarvadi retains a 50% economic interest. During 2007, we paid $194,692 in fees related to chartering the aircraft, of which Mr. Sarvadi’s 50% economic interest entitled him to receive $97,346.
     We provide PEO-related services to certain entities that are owned by, or have board members that are, Related Parties. These Related Parties include Mr. Paul J. Sarvadi, Mr. Richard G. Rawson, Mr. Jay E. Mincks, and Mr. Jack M.

Fields, Jr. or members of their families. The PEO service fees paid by such entities are at amounts that are within the pricing range of other unrelated clients of ours. During 2007, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees (Payroll Costs)
Mr. Sarvadi (5 client companies)	$330,397	$(895,820)
Mr. Rawson (3 client companies)	$276,043	$(1,183,158)
Mr. Mincks (1 client company)	$117,278	$(215,665)
Mr. Fields (2 client companies)	$167,647	$(931,844)
     We made charitable contributions to non-profits for which certain Related Parties serve as Board of Directors members. These Related Parties include: Messrs. Sarvadi, Rawson, Arizpe, and Mincks.
PROPOSAL NUMBER 2
APPROVAL OF THE ADMINISTAFF, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
     The Board of Directors has approved the Administaff, Inc. 2008 Employee Stock Purchase Plan (the “2008 ESPP”), subject to approval by stockholders. If approved by stockholders, the 2008 ESPP would allow eligible employees to purchase shares at a discount of 1% to 15% through payroll deductions. A total of 1,500,000 shares of the Company’s Common Stock have been reserved for issuance under the 2008 ESPP.
     The 2008 ESPP was established to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing stock from the Company at a discount and to pay for such purchases through payroll deductions. The 2008 ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.
     The 2008 ESPP, if approved, would replace our current employee stock purchase program that allows employees, including the executive officers, to purchase shares through payroll deduction at market value.
     Key terms of the 2008 ESPP are described below.
Administration
     The Compensation Committee of the Board of Directors acts as the administrator of the 2008 ESPP and has the authority to interpret and resolve any ambiguities in the terms of the 2008 ESPP. The Compensation Committee has the right to delegate its administrator responsibilities to a designated officer or officers.
Eligibility; Price of Shares; Stock Purchases
     Corporate employees – including executive officers – who have been employed for at least one consecutive month as of the start of each “offering period” (defined below) are eligible to participate in the 2008 ESPP. Worksite employees of the Company and employees whose customary employment is five or fewer months per calendar year are not eligible to participate. There are approximately 1,800 employees eligible to participate in the 2008 ESPP.
     An employee may not participate in the 2008 ESPP if, immediately after electing to purchase stock, the employee would own stock of the Company (including stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, an employee may not purchase stock with a fair market value in excess of $25,000 per calendar year.
     Under the 2008 ESPP, each calendar year is divided into “offering periods.” Each offering period will consist of a six-month period commencing on January 1 or July 1 or, alternatively, a three-month period commencing on January 1, April 1, July 1 or October 1. The duration of each offering is established in advance by the 2008 ESPP administrator. If the 2008 ESPP is approved by the stockholders, the initial offering period will commence on July 1, 2008.

     Prior to each offering period, an eligible employee may elect to purchase stock under the 2008 ESPP by payroll deduction. The employee will designate the percentage, up to a maximum of 30%, of eligible compensation (as defined under the 2008 ESPP) to be withheld and applied to the purchase of stock as of the last trading day of the offering period. Subject to 2008 ESPP rules and the plan administrator’s consent, an employee may reduce (but not increase) the contribution percentage during the offering period.
     At the end of each offering period, the Company will apply the amount contributed by the employee during that period to the purchase of shares of Common Stock. The purchase price will be equal to 95% (or such other percentage that is not lower than 85% as designated by the plan administrator prior to the commencement of an offering period) of the market price of Common Stock on the last trading day of the offering period.
Withdrawal from the 2008 ESPP; Termination of Employment
     Participants may withdraw from the 2008 ESPP at any time up to the 15th day of the last month of an offering period. As soon as practicable after withdrawal, payroll deductions will cease and all amounts credited to the participant’s account will be refunded in cash, without interest. A participant who has withdrawn from the 2008 ESPP will not participate in future offering periods unless he or she re-enrolls pursuant to the 2008 ESPP’s rules. Termination of a participant’s status as an eligible employee is treated as an automatic withdrawal from the 2008 ESPP.
Amendment and Termination
     The 2008 ESPP may be amended, modified or terminated at any time by the Board of Directors or the Compensation Committee. The plan administrator also may amend the 2008 ESPP to comply with applicable rules and regulations or to facilitate the administration of the 2008 ESPP provided that the amendment does not materially increase the cost of the 2008 ESPP. An amendment to the 2008 ESPP shall require stockholder approval only to the extent required by applicable laws, regulations or rules.
Effect of Certain Corporate Transactions
     In the event of a corporate transaction (as defined under the 2008 ESPP), other than a corporate transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities subject to the 2008 ESPP, the maximum number of shares or securities that may be delivered under the 2008 ESPP, and other relevant provisions of the 2008 ESPP may be appropriately adjusted by the Compensation Committee or the Board of Directors. If the Company is a party to a corporate transaction in which the Company is not the surviving corporation, the Compensation Committee may take such actions with respect to the 2008 ESPP as the Compensation Committee deems appropriate.
     A new 2008 ESPP benefits table is not provided because no grants have been made under the 2008 ESPP and the number of awards will depend on the number of employees who elect to participate. The level of future participation is uncertain and cannot be currently estimated.
     The complete text of the proposed 2008 ESPP is set forth as Exhibit A.
Tax Consequences
     The 2008 ESPP is intended to be a tax-qualified “employee stock purchase plan” under Section 423 of the Internal Revenue Code, which qualifies for favorable tax treatment. A participant does not have to pay taxes until he or she sells or otherwise disposes of shares purchased under the 2008 ESPP. A participant will not have to pay income or employment tax upon the purchase of Company stock at a discount. The participant will, however, have a taxable event upon the sale or disposition of the shares. A participant’s federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition occurs if the participant held the shares for more than two years after the start date of the offering period in which he or she purchased the shares. A disqualifying disposition is any sale or other disposition that occurs before the two-year holding period is satisfied.
     If the participant makes a qualifying disposition and if shares purchased under the 2008 ESPP are sold at a gain, the participant will report ordinary income from the sale in an amount equal to the lesser of:
•	the fair market value of the shares on the date of the qualifying disposition, minus the purchase price paid for those shares; or

•	the discount on the shares based on the discount percentage for the offering period during which the shares were purchased and the fair market value of the shares on the last trading day before the start of such offering period.
     Any additional gain recognized on disposition will be long-term capital gain. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss will be recognized as a capital loss.
     If the participant makes a disqualifying disposition, the participant will have ordinary income equal to the discount received on the purchase of the shares. This amount will be reported in the participant’s Form W-2 as wage income. Any additional gain or loss recognized on disposition will be short-term or long-term capital gain or loss, depending on the length of time the participant held the stock after purchase of the shares.
     The amount that a participant elects to have deducted from his or her compensation for the purchase of shares under the 2008 ESPP is taxable wages and is subject to withholding at the time it would have otherwise been received by the participant.
     The Company is not subject to any tax consequences due to the offering of Common Stock under the 2008 ESPP. In addition, in general, the Company is not subject to any tax consequences due to the purchase or the sale of Common Stock acquired under the 2008 ESPP. However, the Company will generally be entitled to a business-expense deduction for any ordinary compensation income recognized by a participant who makes a disqualifying disposition.
Required Affirmative Vote
     If the votes cast in person or by proxy at the Annual Meeting in favor of Proposal 2 exceed the votes cast opposing the proposal, the Administaff, Inc. 2008 Employee Stock Purchase Plan will be approved.
     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE ADMINISTAFF 2008 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.
PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
General
     The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2008, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent certified public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Fees of Ernst & Young LLP
     Ernst & Young’s fees for professional services totaled $891,047 for 2007 and $1,064,052 for 2006. During 2007 and 2006, Ernst & Young’s fees for professional services included the following:
•	Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters were $700,837 in 2007 and $838,963 in 2006.

•	Audit-Related Fees — fees for audit-related services, which consisted primarily of the SAS 70 report, the retirement plan audits, and quarterly agreed-upon procedures were $187,810 in 2007 and $222,689 in 2006.

•	Tax Fees — there were no fees for tax services in 2007 or in 2006.

•	All Other Fees — there were fees for other services of $2,400 in 2007 and in 2006.
     The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
     The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent certified public accountant. Unless a service proposed to be provided by the independent certified public accountant has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent certified public accountant is required to provide detailed back-up documentation concerning the specific services to be provided.
     The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.
     None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above were approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.
Required Affirmative Vote
     If the votes cast in person or by proxy at the 2008 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2008, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.
     THE BOARD OF DIRECTORS AND THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

ADDITIONAL INFORMATION
Delivery of Proxy Statement
     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Administaff, Inc., Attention: Ruth Saler, Investor Relations Specialist, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Saler at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.
Stockholder Proposals for 2008 Meeting
     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2008 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of October 30, 2007, and November 29, 2007. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.
Stockholder Proposals for 2009 Proxy Statement
     Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on November 28, 2008.
Advance Notice Required for Stockholder Nominations and Proposals
     The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2009 if it is received not later than the close of business on November 28, 2008, and not earlier than the close of business on October 29, 2008. In addition, the Bylaws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and, (b) as to such stockholder: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and, (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
     In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock that is beneficially owned by such stockholder; and (e) any material interest of such stockholder in such business.
FINANCIAL INFORMATION
     A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2007, as filed with the Securities Exchange Commission, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Saler, Investor Relations Specialist, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors

Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary
March 28, 2008
Kingwood, Texas

Exhibit A

ADMINISTAFF, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board on February 8, 2008

ADMINISTAFF, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. ESTABLISHMENT OF THE PLAN
     The Administaff, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is hereby established to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.
SECTION 2. DEFINITIONS
     When used herein the following terms shall have the following meanings solely for purposes of the Plan:
     (a) “Administrator” means the Compensation Committee of the Board of Directors of the Company or such other individual or individuals appointed by the Board or the Committee from time to time to act as Administrator.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Company” means Administaff, Inc., a Delaware corporation.
     (e) “Committee” means the Compensation Committee of the Board.
     (f) “Compensation” means the amount of compensation paid to an Eligible Employee by a Participating Company as salary, wages or other amounts paid for personal services actually rendered in the course of employment with the Participating Company to the extent includable in gross income of the Eligible Employee, increased by amounts described in sections 125, 132, 401(k) and 402A of the Code but excluding (a) contributions to and distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Eligible Employee when contributed or distributed (as applicable); (b) amounts realized as a result of participation in a Participating Company’s long-term incentive programs including, without limitation, the exercise of stock options and upon the vesting of restricted stock; (c) other amounts which receive special tax benefits, such as premiums for group-term life insurance, (whether or not the contributions are excludable from the gross income of the Eligible Employee); and (d) reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses and welfare benefits. The Administrator shall determine whether a particular item is included in Compensation and shall have the authority to amend the definition of Compensation from time to time as it deems appropriate.
     (g) “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend) or issuance of rights or warrants to purchase securities; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
     (h) “Eligible Employee” means any common-law employee of a Participating Company who has been an employee of a Participating Company for not less than one consecutive month (or such other period of service as the Administrator may establish from time to time) before the beginning of the applicable Offering Period. Notwithstanding the foregoing, any employee whose customary employment is five or fewer months per calendar year or whose participation in the Plan is prohibited by the law of any country that has jurisdiction over such employee is not an Eligible Employee and shall not be eligible to participate in the Plan. The determination of whether an individual is an Eligible Employee shall be made by the Administrator in its sole and absolute discretion.
     (i) “Fair Market Value” means the fair market value of the Stock based on the closing price of a share of Stock on the principal exchange on which the shares are trading, as determined in good faith by the Administrator in its sole and absolute discretion, consistent with the requirements of section 423 of the Code and income tax regulations promulgated thereunder. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by the applicable stock exchange. Such determination shall be conclusive and binding on all persons.
     (j) “Offering Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.
     (k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5.
     (l) “Participating Company” means the Company and each Subsidiary designated by the Committee or the Board; provided, however, a Subsidiary that is a licensed Professional Employer Organization shall in no event qualify as a Participating Company.
     (m) “Plan Account” means the bookkeeping account established for each Participant pursuant to Section 9(a).
     (n) “Purchase Price” means the price at which Participants may purchase Stock under Section 5, as determined pursuant to Section 7.
     (o) “Stock” means the Common Stock of the Company.
     (p) “Subsidiary” means, with respect to the Company, a subsidiary corporation as defined in section 424(f) of the Code.
SECTION 3. SHARES AUTHORIZED
     The maximum aggregate number of shares which may be offered under the Plan shall be 1,500,000 shares of Stock, which number is subject to adjustment as provided in Section 13.
SECTION 4. ADMINISTRATION
     The Committee shall have the discretionary power to construe, administer and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. Such interpretations, rules and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. The Board or the Committee shall have the right to delegate responsibility for construing, administering, or interpreting the Plan, including the establishment of a claims procedure, to a designated officer or officers who shall act as an Administrator. Where the Committee has delegated its responsibility for matters of construing, administering or interpreting the Plan, including the establishment of a claims procedure, to an Administrator, the actions of the Administrator shall constitute actions of the Committee.
SECTION 5. ELIGIBILITY AND PARTICIPATION
     (a) Any person who qualifies or will qualify as an Eligible Employee on the first day of an Offering Period may elect to participate in the Plan for such Offering Period by following the procedures prescribed by the Administrator. Subject to Section 8, each Eligible Employee shall designate the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock.
     (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the Offering Period, subject to any limitations imposed by the Administrator pursuant to this Section 5 and Section 14.
     (c) Once enrolled, a Participant will continue to participate in the Plan based on his or her most recent election under the Plan for each succeeding Offering Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedures prescribed by the Administrator.

SECTION 6. OFFERING PERIODS
     While the Plan is in effect, each Offering Period shall consist of a six-month period commencing on January 1 or July 1 or a three-month period commencing on January 1, April 1, July 1 or October 1, as designated by the Administrator prior to the commencement of such Offering Period. The initial Offering Period under the Plan shall be determined by the Administrator.
SECTION 7. PURCHASE PRICE
     The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be 95% (or such other percentage that is not lower than 85% as designated by the Administrator prior to the commencement of an Offering Period) of the Fair Market Value of such share on the last trading day in such Offering Period.
SECTION 8. EMPLOYEE CONTRIBUTIONS
     (a) A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence as soon as administratively practicable after completion of the procedures prescribed by the Administrator. An Eligible Employee shall designate the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. The portion shall be a whole percentage of Compensation but not less than 1% nor more than 30%. Such percentage limits are subject to change by the Administrator, at any time and for any reason, without notice to Participants.
     (b) If a Participant desires to decrease the rate of payroll withholding or to discontinue contributions during the Offering Period, he or she may do so, if permitted by the Administrator, by following the procedures prescribed by the Administrator. Such decrease will be effective as soon as administratively practicable after completion of the procedures prescribed by the Administrator. No Participant shall make more than two elections under this Section 8(b) during each Offering Period. The limit on the number of changes permitted under this Section 8(b) is subject to change by the Administrator, at any time and for any reason, without notice to Participants.
     (c) If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Offering Period by following the procedures prescribed by the Administrator.
SECTION 9. PLAN ACCOUNTS; PURCHASE OF SHARES.
     (a) The Company will maintain a non-interest bearing Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.
     (b) Following the purchase of the shares, the shares will be credited in book entry form as soon as practicable after each purchase date to an account administered by a designated custodian which is a brokerage firm, bank or financial institution, to be held for the benefit of the Participant. A Participant may, at any time, in such form and manner as established by the custodian, direct the custodian to deliver to the Participant all or part of the shares held by the custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses; provided, however, that the Administrator may establish procedures to permit tracking of disqualifying dispositions of the shares.
     (c) In the event that the aggregate number of shares which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares the Participant has elected to purchase pursuant to Section 5. The denominator of such fraction is the number of shares that all Participants have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be distributed to the Participant.
     (d) An amount remaining in the Participant’s Plan Account that represents the purchase price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account for any other reason shall be refunded to the Participant in cash, without interest.
     (e) As soon as practicable following the end of each Offering Period, the Company shall deliver to each

Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.
     (f) Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.
SECTION 10. WITHDRAWAL FROM THE PLAN
     A Participant may elect to withdraw from participation under the Plan at any time up to the fifteenth day of the last month of an Offering Period (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be distributed to the Participant in cash, without interest. No partial withdrawals shall be permitted. A Participant who has withdrawn from the Plan shall not be a Participant in future Offering Periods, unless he or she again enrolls in accordance with the provisions of Section 5 and re-enrollment may be effective only at the commencement of an Offering Period.
SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT
     Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.
SECTION 12. RIGHTS NOT TRANSFERABLE
     The rights or interests of any Participant in the Plan, or in any Stock or cash to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 10.
SECTION 13. RECAPITALIZATION, ETC.
     (a) In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee or the Board. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate. Any adjustments under this Section 13(a) will be made in accordance with the requirements of sections 423 and 409A of the Code.
     (b) The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.
SECTION 14. LIMITATION ON STOCK OWNERSHIP.
     (a) Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company. For purposes of this Section 14(a), the following rules shall apply:
     (i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code; and
     (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan.
     (b) Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company). For purposes of this Section 14(b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded.
SECTION 15. NO RIGHTS AS AN EMPLOYEE.
     Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason, with or without cause.
SECTION 16. RIGHTS AS A SHAREHOLDER; SECURITIES LAWS.
     (a) A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date such shares are actually purchased for the Participant’s account on the last day of the applicable Offering Period, subject to the stockholders’ approval of the adoption of the Plan.
     (b) Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
SECTION 17. USE OF FUNDS.
     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.
SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN.
     The Board or the Committee shall have the right to amend, modify or terminate the Plan at any time without notice, including, without limitation the terms of any offering under the Plan. The Administrator shall have the right to amend the Plan to comply with applicable rules and regulations or to facilitate the administration of the Plan provided that such amendment does not materially increase the cost of the Plan. An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules.
SECTION 19. GOVERNING LAW.
     The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Texas (without regard to applicable Delaware principles of conflict of laws).
SECTION 20. EXECUTION.
     To record the adoption of the Plan by the Board on February 8, 2008, the Company has caused its duly authorized officer to execute this document in the name of the Company.

ADMINISTAFF, INC.

By:
Paul J. Sarvadi

Its:	Chief Executive Officer
Dated: February 8, 2008

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE
ADMINISTAFF, INC.
PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY.
☒

1. Election of Directors.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

Nominees: 01) Michael W. Brown	☐	☐	☐
02) Eli Jones
03) Gregory E. Petsch
For all except nominee(s) crossed out.

		FOR	AGAINST	ABSTAIN

2.	To approve the Administaff, Inc. 2008 Employee Stock Purchase Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year 2008.	☐	☐	☐

The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.

Signature	Signature	Date

This proxy must be signed exactly as the name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.
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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE

http://www.proxyvoting.com/asf		1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PROXY
This Proxy is Solicited on Behalf of the Board of Directors
PROXY
For the Annual Meeting of Stockholders of
ADMINISTAFF, INC.
To be Held on May 6, 2008

     The undersigned hereby appoints Paul J. Sarvadi and Daniel D. Herink, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 7, 2008, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 6, 2008 at 3:00 p.m., Central Daylight Saving Time, or any reconvened meeting after an adjournment thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned Stockholder. Where no choice is specified by the Stockholder, the proxy will be voted “FOR” the Proposals 1, 2 and 3, and in the discretion of the persons named herein on all other matters that may properly come before the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

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